SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)
                                                             --
                              -------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                             36-0899825
                                                           (I.R.S. EMPLOYER
                                                         (IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                    60670-0126
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)


                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                              -------------------

                               THE AES CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


              DELAWARE                                   54-1163725
   (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)


         1001 NORTH 19TH STREET
         ARLINGTON, VIRGINIA                              22209
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)



                       JUNIOR SUBORDINATED DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.       GENERAL INFORMATION.  FURNISH THE FOLLOWING
              INFORMATION AS TO THE TRUSTEE:

              (A)  NAME AND ADDRESS OF EACH  EXAMINING  OR
              SUPERVISING   AUTHORITY   TO   WHICH  IT  IS
              SUBJECT.

              Comptroller of Currency,  Washington,  D.C.,
              Federal   Deposit   Insurance   Corporation,
              Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

              (B)  WHETHER IT IS  AUTHORIZED  TO  EXERCISE
              CORPORATE TRUST POWERS.

              The  trustee  is   authorized   to  exercise
              corporate trust powers.

ITEM 2.       AFFILIATIONS   WITH  THE  OBLIGOR.   IF  THE
              OBLIGOR  IS AN  AFFILIATE  OF  THE  TRUSTEE,
              DESCRIBE EACH SUCH AFFILIATION.

              No such affiliation exists with the trustee.


ITEM 16.      LIST OF  EXHIBITS.  LIST BELOW ALL  EXHIBITS
              FILED  AS  A  PART  OF  THIS   STATEMENT  OF
              ELIGIBILITY.

              1. A copy of the articles of association of the trustee now in effect.*

              2. A copy of the certificates of authority of the trustee to commence business.*

              3.  A  copy  of  the  authorization  of  the
                  trustee  to  exercise   corporate  trust
                  powers.*

              4. A copy of the existing by-laws of the trustee.*

              5.  Not Applicable.

              6.  The consent of the  trustee  required by
                  Section 321(b) of the Act.

              7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

              8.  Not Applicable.

              9.  Not Applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 7th day of November, 1997.


                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    TRUSTEE

                                    BY  /S/ RICHARD D. MANELLA
                                        ----------------------------------------
                                        RICHARD D. MANELLA
                                        VICE PRESIDENT AND SENIOR COUNSEL





* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                November 7, 1997




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between The AES Corporation and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                           VERY TRULY YOURS,

                           THE FIRST NATIONAL BANK OF CHICAGO

                           BY:  /S/ RICHARD D. MANELLA
                                ---------------------------------
                                RICHARD D. MANELLA
                                VICE PRESIDENT AND SENIOR COUNSEL

                                    EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago     Call Date: 06/30/97  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0303                                             Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                    DOLLAR AMOUNTS IN                C400
                                                                                        THOUSANDS         RCFD    BIL MIL THOU
                                                                                   -----------------      ----    ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1)....................                         0081   4,415,563       1.a.
    b. Interest-bearing balances(2).............................................                         0071   7,049,275       1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)................                         1754           0       2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D).............                         1773   4,455,173       2.b.
3 . Federal funds sold and securities purchased under agreements to
    resell                                                                                               1350   4,604,233       3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)....................................................................... RCFD 2122 24,185,099                           4.a.
    b. LESS: Allowance for loan and lease losses................................ RCFD 3123    423,419                           4.b.
    c. LESS: Allocated transfer risk reserve.................................... RCFD 3128          0                           4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c).....................................                         2125  23,761,680       4.d.
5.  Trading assets (from Schedule RD-D).........................................                         3545   6,930,216       5.
6.  Premises and fixed assets (including capitalized leases)....................                         2145     705,704       6.
7.  Other real estate owned (from Schedule RC-M)................................                         2150       7,960       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)..............................................                         2130      64,504       8.
9.  Customers' liability to this bank on acceptances outstanding................                         2155     562,251       9.
10. Intangible assets (from Schedule RC-M)......................................                         2143     283,716      10.
11. Other assets (from Schedule RC-F)...........................................                         2160   1,997,778      11.
12. Total assets (sum of items 1 through 11)....................................                         2170  54,837,423      12.


--------------
(1)  Includes  cash items in process of  collection  and  unposted  debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:       The First National Bank of Chicago          Call Date:  06/30/97 ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0303                                                    Page RC-2
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8

SCHEDULE RC-CONTINUED
                                                                       DOLLAR AMOUNTS IN
                                                                           Thousands                         BIL MIL THOU
                                                                       -----------------                     ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)...................................                           RCON 2200    21,852,164      13.a
       (1) Noninterest-bearing(1)....................................  RCON 6631  9,474,510                                  13.a.1
       (2) Interest-bearing..........................................  RCON 6636 12,377,654                                  13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)............................                           RCFN 2200    13,756,280      13.b.
       (1) Noninterest bearing.......................................  RCFN 6631     330,030                                 13.b.1
       (2) Interest-bearing..........................................  RCFN 6636  13,426,250                                 13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase:...................................................                           RCFD 2800     3,827,159      14
15. a. Demand notes issued to the U.S. Treasury                                                 RCON 2840        40,307      15.a
    b. Trading Liabilities(from Schedule RC-D).......................                           RCFD 3548     4,985,577      15.b
16. Other borrowed money:
    a. With original maturity of one year or less....................                           RCFD 2332     2,337,018      16.a
    b. With original  maturity of than one year through three years..                                A547       265,393      16.b
    c.  With a remaining maturity of more than three years ..........                                A548       322,175      16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding..........                           RCFD 2920       562,251      18
19. Subordinated notes and debentures (2)............................                           RCFD 3200     1,700,000      19
20. Other liabilities (from Schedule RC-G)...........................                           RCFD 2930       929,875      20
21. Total liabilities (sum of items 13 through 20)...................                           RCFD 2948    50,618,199      21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus....................                           RCFD 3838             0      23
24. Common stock.....................................................                           RCFD 3230       200,858      24
25. Surplus (exclude all surplus related to preferred stock).........                           RCFD 3839     2,948,616      25
26. a. Undivided profits and capital reserves........................                           RCFD 3632     1,059,214      26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities....................................................                           RCFD 8434        12,788      26.b.
27. Cumulative foreign currency translation adjustments..............                           RCFD 3284        (2,252)     27
28. Total equity capital (sum of items 23 through 27)................                           RCFD 3210     4,219,224      28
29. Total liabilities and equity capital (sum of items 21 and 28)....                           RCFD 3300    54,837,423      29

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
    auditing work performed for the bank by independent external                                          Number
    Number auditors as of any date during 1996.......................  RCFD 6724                        [   N/A  ]           M.1.

1 =  Independent audit of the bank conducted in accordance         4. =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank           authority)
2 =  Independent audit of the bank's parent holding company        5 =   Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing            auditors
     standards by a certified public accounting firm which         6 =   Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company                auditors
     (but not on the bank separately)                              7 =   Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in               8 =   No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.